Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 31, 2005 relating to the financial statements and financial statement schedule which appears in Affordable Residential Communities Inc.’s Annual Report on Form 10-K for the year ended December 31, 2004.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP

Denver, Colorado
June 16, 2005